CONTACT:
U.S. Physical Therapy, Inc.
Carey Hendrickson, Chief Financial Officer
          Email: Chendrickson@usph.com
Chris Reading, Chief Executive Officer
(713) 297-7000
Three Part Advisors
Joe Noyons
(817) 778-8424

U.S. Physical Therapy Reports
First Quarter 2024 Results

Management Raises Full Year 2024 Guidance

Houston, TX, May 7, 2024 – U.S. Physical Therapy, Inc. (“USPH” or the “Company”) (NYSE: USPH), a national operator of outpatient physical therapy clinics and provider of industrial injury prevention services, today reported results for the first quarter ended March 31, 2024.

FINANCIAL HIGHLIGHTS

•
Adjusted EBITDA (1), a non-Generally Accepted Accounting Principles (“GAAP”) measure, was $16.7 million for the first quarter ended March 31, 2024 (“2024 First Quarter”) compared to $18.5 million in the first quarter ended March 31, 2023 (“2023 First Quarter”), with the variance due to the Medicare rate reductions that took effect at the beginning of 2024 and the impact of significant adverse weather events in January 2024.  The Medicare rate reductions decreased Adjusted EBITDA by approximately $1.7 million while the adverse weather resulted in a decrease in Adjusted EBITDA of approximately $1.3 million.

•
Operating Results (1), a non-GAAP measure, was $7.7 million in each of the 2024 First Quarter and 2023 First Quarter. On a per share basis, Operating Results was $0.51 in the 2024 First Quarter compared to $0.59 in the 2023 First Quarter, with the decrease attributable to the increase in shares outstanding associated with the Company’s secondary offering completed in May 2023.  The impact of the Medicare rate reduction and weather on 2024 First Quarter Operating Results was approximately $2.2 million, or $0.15 per share.

•
Net income attributable to USPH’s shareholders (“USPH net income”), a GAAP measure, was $8.0 million for the 2024 First Quarter compared to $7.4 million for the 2023 First Quarter.  In accordance with GAAP, the revaluation of redeemable non-controlling interest, net of taxes, is not included in net income but is charged directly to retained earnings; however, this change is included in the computation of earnings per share. Earnings per share for the 2024 First Quarter was $0.46 compared to $0.58 for the 2023 First Quarter.

•	Total revenue from physical therapy operations for the 2024 First Quarter increased $5.3 million, or 4.1%, to $134.4 million.
•
Net rate per patient visit for the 2024 First Quarter increased to $103.37 from $103.12 for the 2023 First Quarter despite the 3.5% Medicare rate reduction in effect for most of the 2024 First Quarter. The increase in net rate per patient visit reflects the Company’s strategic priority of increasing reimbursement rates through contract negotiations with commercial and other payors as well as growth in workers compensation as percent of the Company’s overall mix of business.

•
Average daily visits per clinic was 29.5 for the 2024 First Quarter compared to 29.8 in the comparable prior year quarter. Total patient visits were 1,268,002 in the 2024 First Quarter, a 3.3% increase from 2023 First Quarter.  Average daily visits per clinic in January 2024 of 27.4 were lower than the prior year of 28.9, while average daily visits per clinic in February and March of 2024 were higher than the prior year, the highest volumes for those two months in the Company’s history.

•
Industrial injury prevention (“IIP”) services revenue was $21.3 million for the 2024 First Quarter, an increase of 9.8% as compared to the 2023 First Quarter, with an increase in gross profit of 15.1%.

•
During the 2024 First Quarter, the Company added 14 new clinics, including the acquisition described below, and closed six clinics bringing its total clinic count to 679 as of March 31, 2024, as compared to 647 clinics as of March 31, 2023.

•
On March 29, 2024, the Company acquired a 50% equity interest in a nine-clinic practice for a purchase price of $16.4 million, with the original practice owners retaining a 50% equity interest. The acquired business currently generates approximately $11.4 million in annual revenues and approximately 65,000 annual visits.

•
On April 30, 2024, one of the Company’s primary IIP businesses, Briotix Health Limited Partnership, acquired 100% of an IIP services business for a purchase price of $24.0 million.  The acquired business currently generates approximately $11.0 million in annual revenues.

•	The Company’s Board of Directors declared a quarterly dividend of $0.44 per share payable on June 14, 2024, to shareholders of record on May 23, 2024.
•
Management increased full-year guidance and now expects Adjusted EBITDA for 2024 to be in the range of $82.5 million to $87.5 million. See “Management Updates 2024 Guidance” below for more information.

(1)	See pages 11 and 12 of this release for the definition and reconciliation of non-GAAP measures, Adjusted EBITDA and Operating Results, to the most directly comparable GAAP measure.

U.S. Physical Therapy Press Release	Page 2
May 7, 2024

MANAGEMENT’S COMMENTS

Chris Reading, Chief Executive Officer, said, “After a relatively slow January, visits have rebounded nicely and we are ahead of plan thus far for the year, which has been reflected in our guidance update.  Demand remains strong for our life-improving physical therapy services, and we are excited about the newest additions to our PT and IIP family of companies.  Also importantly, we are seeing our contract renegotiations and focus on workers comp bear some nice fruit.  We remain focused on growing our most profitable markets, deploying capital for additional acquisitions, continuing our work on pricing and, most importantly, serving those well who are entrusted to our care.”

Carey Hendrickson, Chief Financial Officer, added, “Our revenue and EBITDA in the first quarter of 2024 were higher than our internal expectations due to strong volumes in February and March and continued progress in our net rate, giving us confidence to raise the range of our full year EBITDA expectations by more than the approximate $2 million positive EBITDA impact of the previously reported Medicare rate adjustment effective March 9.”

2024 FIRST QUARTER VERSUS 2023 FIRST QUARTER
Additional supplemental tables of financial and performance metrics are presented on page 13 of this release.

Physical Therapy Operations

	Three Months Ended		Variance
	March 31, 2024	March 31, 2023		$	%
	(In thousands, except percentages)
Revenue related to:
Mature Clinics (1)	$123,267	$125,485	$(2,218)		(1.8)%
Clinic additions (2)	7,561	371	7,190		*	(6)
Clinics sold or closed (3)	247	725	(478)		*	(6)
Net Patient Revenue	131,075	126,581	4,494		3.6%
Other (4)	3,350	2,578	772		29.9%
Total	134,425	129,159	5,266		4.1%
Operating costs (4)	110,361	102,070	8,291		8.1%
Gross profit	$24,064	$27,089	$(3,025)		(11.2)%

Financial and operating metrics (not in thousands):
Net rate per patient visit (1)	$103.37	$103.12	$0.25		0.2%
Patient visits (1)	1,268,002	1,227,490	40,512		3.3%
Average daily visits per clinic (1)	29.5	29.8	(0.3)		(1.0)%
Gross margin	17.9%	21.0%
Salaries and related costs per visit, clinics (5)	$61.42	$59.14	$2.28		3.9%
Operating costs per visit, clinics (5)	$85.50	$81.97	$3.53		4.3%

(1) See Glossary of Terms - Revenue Metrics for definitions.
(2) Includes 14 clinics added during the 2024 First Quarter and 46 clinics added during the year ended December 31, 2023.
(3) Includes six clinics closed during the 2024 First Quarter and 15 clinics closed during the year ended December 31, 2023.
(4) Includes revenues and costs from management contracts.
(5) Per visit costs excludes management contract costs.
(6) Not meaningful.

Net revenue from physical therapy operations increased $5.3 million, or 4.1%, to $134.4 million for the 2024 First Quarter from $129.2 million for the 2023 First Quarter.  This increase was primarily due to the increase in visits from the 32 net new clinics added since the comparable prior year period partially offset by an approximate $3.6 million adverse impact of weather in January 2024.  Additionally, net rate per patient visit increased to $103.37 for the 2024 First Quarter from $103.12 for the 2023 First Quarter. This increase was mainly driven by higher reimbursement rates from commercial and other payors as a result of contract negotiations and an increase in workers compensation as a percent of the Company’s total net patient revenues, partially offset by the Medicare rate reductions that took effect at the beginning of the year which decreased net patient revenues by approximately $1.9 million for the 2024 First Quarter. The Medicare rate reductions will be less impactful in future quarters as the Consolidated Appropriations Act of 2024 adjusted the Medicare rate reduction to approximately 1.8% from approximately 3.5%, effective on March 9, 2024.  Other revenues increased $0.8 million, or 29.9%, to $3.4 million for the 2024 First Quarter from $2.6 million for the 2023 First Quarter due to the increase in the number of management contracts since the comparable prior year period.
Operating costs from physical therapy operations increased $8.3 million, or 8.1%, to $110.4 million in the 2024 First Quarter from $102.1 million in the 2023 First Quarter primarily driven by costs associated with the 32 net new clinics added since the comparable prior year period.  Salaries and related costs per visit increased to $61.42 in the 2024 First Quarter from $59.14 in the 2023 First Quarter while total operating costs per visit increased to $85.50 from $81.97 over the same periods, respectively.
Gross profit from physical therapy operations in the 2024 First Quarter decreased $3.0 million, or 11.2%, to $24.1 million from $27.1 million in the 2023 First Quarter. The gross profit margin from physical therapy operations was 17.9% in the 2024 First Quarter.

U.S. Physical Therapy Press Release	Page 3
May 7, 2024

Industrial Injury Prevention Services (“IIP”)
	Three Months Ended		Variance
	March 31, 2024	March 31, 2023		$	%
	(In thousands, except percentages)
Net revenue	$21,250	$19,350	$1,900		9.8%
Operating costs	16,913	15,582	1,331		8.5%
Gross profit	$4,337	$3,768	$569		15.1%

Gross margin	20.4%	19.5%

IIP revenues increased $1.9 million, or 9.8%, to $21.3 million for the 2024 First Quarter as compared to $19.4 million for the 2023 First Quarter.  IIP operating costs increased $1.3 million, or 8.5%, versus the comparable prior year period.  Gross profit from IIP operations in the 2024 First Quarter increased $0.6 million, or 15.1%, to $4.3 million from $3.8 million in the 2023 First Quarter. The gross profit margin from IIP operations increased to 20.4% in the 2024 First Quarter from 19.5% in the 2023 First Quarter.
Corporate Office and Other Expenses

Corporate costs increased $0.2 million, or 1.6%, to $14.1 million in the 2024 First Quarter from $13.9 million in 2023 First Quarter due to an increase in support costs related to the larger number of clinics and the timing of certain expenses.

Operating income was $14.3 million for the 2024 First Quarter compared to $17.0 million for the 2023 First Quarter.

Total other income (expense), net, was $0.4 million in the 2024 First Quarter compared to ($2.6) million in the 2023 First Quarter.
•
Interest expense decreased $0.6 million to $2.0 million (net of $0.9 million savings from the Company’s interest rate swap arrangement) for the 2024 First Quarter compared to $2.6 million (net of $0.6 million savings from the interest rate swap agreement) in the 2023 First Quarter due to a lower outstanding balance on our revolver, which we paid down in May 2023. The interest rate on the Company’s term loan was 4.7% for the 2024 First Quarter and 4.9% for the 2023 First Quarter, with an all-in effective interest rate, including all associated costs, of 5.3% and 5.5% over the same periods, respectively.

•
Interest income from investing excess cash (primarily proceeds from the secondary offering sale of the Company’s stock completed in May 2023) in a high-yield savings account was $1.5 million during the 2024 First Quarter.

•
The Company revalued contingent and put-right liabilities related to certain acquisitions and recognized a net gain of $0.5 million (a decrease in the related liabilities) in the 2024 First Quarter compared to a net expense of $0.8 million (an increase in the related liabilities) in the 2023 First Quarter.

The provision for income taxes was $3.1 million in the 2024 First Quarter compared to $3.0 million during the 2023 First Quarter while the effective tax rates were 28.1% and 28.6% over the same periods, respectively.

USPH Net Income and Non-GAAP Measures

Net income attributable to non-controlling interest (temporary and permanent) was $3.6 million in the 2024 First Quarter compared to $4.0 million in the 2023 First Quarter.

USPH net income was $8.0 million for the 2024 First Quarter as compared to $7.4 million for the 2023 First Quarter.  In accordance with GAAP, the revaluation of non-controlling interest, net of taxes, is not included in net income but is charged directly to retained earnings; however, this change is included in the computation of earnings per share. Earnings per share for 2024 First Quarter was $0.46 compared to $0.58 for 2023 First Quarter.
Non-GAAP Adjusted EBITDA was $16.7 million for the 2024 First Quarter compared to $18.5 million for the 2023 First Quarter due to the Medicare rate reduction and adverse impact of weather events in January previously discussed.  Non-GAAP Operating Results was $7.7 million, or $0.51 per share, in the 2024 First Quarter as compared to $7.7 million, or $0.59 per share, in the 2023 First Quarter, with the decrease attributable to the increase in shares outstanding associated with the Company’s secondary offering completed in May 2023, as well as the Medicare rate reduction and adverse impact of weather events in January.

See pages 11 and 12 of this release for the definition and reconciliation of Adjusted EBITDA and Operating Results to the most directly comparable GAAP measure.

U.S. Physical Therapy Press Release	Page 4
May 7, 2024

BALANCE SHEET AND CASH FLOW

Total cash and cash equivalents were $132.3 million as of March 31, 2024, compared to $32.6 million at March 31, 2023.  Additionally, the Company had $143.4 million of outstanding borrowings and $175.0 million in available credit under its credit facilities as of March 31, 2024, compared to $185.2 million of outstanding borrowings and $137.0 million in available credit under its credit facilities as of March 31, 2023.  At December 31, 2023, the Company had total cash and cash equivalents of $152.8 million, $144.4 million of outstanding borrowings and $175.0 million in available credit under its credit facilities.

RECENT ACQUISITIONS

On March 29, 2024, the Company acquired a 50% equity interest in a nine-clinic practice for a purchase price of $16.4 million, with the practice owners retaining a 50% equity interest. The business currently generates approximately $11.4 million in annual revenues and approximately 65,000 annual visits.

On April 30, 2024, one of the Company’s primary IIP companies, Briotix Health Limited Partnership, acquired 100% of an IIP services business for a purchase price of $24.0 million.  The business currently generates approximately $11.0 million in annual revenues.

The Company’s strategy is to continue acquiring multi-clinic outpatient physical therapy practices, to develop outpatient physical therapy clinics as satellites in existing partnerships and to continue acquiring companies that provide industrial injury prevention services.

QUARTERLY DIVIDEND

The Company’s Board of Directors declared a quarterly dividend of $0.44 per share payable on June 14, 2024, to shareholders of record on May 23, 2024.
MANAGEMENT RAISES 2024 EARNINGS GUIDANCE

Management currently expects Adjusted EBITDA for 2024 to be in the range of $82.5 million to $87.5 million.  The $2.5 million increase in guidance is attributable to the change in the Medicare rate reduction from 3.5%, which was effective from January 1 through March 8, to 1.8% effective March 9, as adjusted by the Consolidated Appropriations Act of 2024, as well as the Company’s strong performance in the 2024 First Quarter relative to management’s expectations.  Consistent with the previously-provided guidance, the updated guidance includes the expected EBITDA contribution from acquisitions that either have closed or are expected to close in or shortly after the first half of 2024.

The annual guidance figures will not be updated unless there is a material development that causes management to believe that Adjusted EBITDA will be significantly outside the given range.

CONFERENCE CALL INFORMATION

U.S. Physical Therapy’s management will host a conference call at 10:30 a.m. ET / 9:30 a.m. CT, on May 8, 2024, to discuss the Company’s financial results for the first quarter ended March 31, 2024. Interested parties may participate in the call by dialing (800) 267-6316 (Primary) or (203) 518-9783 (Alternate) and conference ID of USPHQ124. Please call approximately 10 minutes before the call is scheduled to begin. To listen to the live call, go to the Company’s website at  www.usph.com at least 15 minutes early to register, download and install any necessary audio software. If you are unable to listen live, a playback of the conference call can be accessed until August 8, 2024, at the Company’s website.

U.S. Physical Therapy Press Release	Page 5
May 7, 2024

FORWARD LOOKING STATEMENTS

This press release contains statements that are considered to be forward-looking within the meaning under Section 21E of the Securities Exchange Act of 1934, as amended. These statements contain forward-looking information relating to the financial condition, results of operations, plans, objectives, future performance and business of our Company. These statements (often using words such as “believes”, “expects”, “intends”, “plans”, “appear”, “should” and similar words) involve risks and uncertainties that could cause actual results to differ materially from those we expect. Included among such statements may be those relating to new clinics, availability of personnel and the reimbursement environment. The forward-looking statements are based on our current views and assumptions and actual results could differ materially from those anticipated in such forward-looking statements as a result of certain risks, uncertainties, and factors, which include, but are not limited to:

•	changes in Medicare rules and guidelines and reimbursement or failure of our clinics to maintain their Medicare certification and/or enrollment status;
•	the impact of future public health crises and epidemics/pandemics, such as was the case with the novel strain of COVID-19 and its variants;
•	revenue we receive from Medicare and Medicaid being subject to potential retroactive reduction;
•	changes in reimbursement rates or payment methods from third party payors including government agencies, and changes in the deductibles and co-pays owed by patients;
•	compliance with federal and state laws and regulations relating to the privacy of individually identifiable patient information, and associated fines and penalties for failure to comply;
•
competitive, economic or reimbursement conditions in our markets which may require us to reorganize or close certain clinics and thereby incur losses and/or closure costs including the possible write-down or write-off of goodwill and other intangible assets;

•	one of our acquisition agreements contains a put right related to a future purchase of a majority interest in a separate company;
•	the impact of future vaccinations and/or testing mandates at the federal, state and/or local level, which could have an adverse impact on staffing, revenue, costs and the results of operations;
•	our debt and financial obligations could adversely affect our financial condition, our ability to obtain future financing and our ability to operate our business;
•	changes as the result of government enacted national healthcare reform;
•	business and regulatory conditions including federal and state regulations;
•	governmental and other third party payor inspections, reviews, investigations and audits, which may result in sanctions or reputational harm and increased costs;
•	revenue and earnings expectations;
•	some of our acquisition agreements contain contingent consideration, the value of which may impact future financial results;
•	legal actions, which could subject us to increased operating costs and uninsured liabilities;
•	general economic conditions, including but not limited to inflationary and recessionary periods;
•
actual or perceived events involving banking volatility or limited liability, defaults or other adverse developments that affect the U.S. or international financial systems, may result in market wide liquidity problems which could have a material and adverse impact on our available cash and results of operations;

•	our business depends on hiring, training, and retaining qualified employees
•	availability and cost of qualified physical therapists;
•
competitive environment in the industrial injury prevention services business, which could result in the termination or non-renewal of contractual service arrangements and other adverse financial consequences for that service line;

•	our ability to identify and complete acquisitions, and the successful integration of the operations of the acquired businesses;
•	impact on the business and cash reserves resulting from retirement or resignation of key partners and resulting purchase of their non-controlling interest (minority interests);
•	maintaining our information technology systems with adequate safeguards to protect against cyber-attacks;
•
a security breach of our or our third-party vendors’ information technology systems may subject us to potential legal action and reputational harm and may result in a violation of the Health Insurance Portability and Accountability Act of 1996 of the Health Information Technology for Economic and Clinical Health Act, or may interfere with our ability to file and process claims for payment which could interfere with our collection of revenues from third party payors;

•	if our noncompetition covenants with employed therapists are nullified, we may lose staff to competitor;
•
maintaining clients for which we perform management, industrial injury prevention related services, and other services, as a breach or termination of those contractual arrangements by such clients could cause operating results to be less than expected;

•	maintaining adequate internal controls;
•	maintaining necessary insurance coverage;
•	availability, terms, and use of capital; and
•	weather and other seasonal factors.

Many factors are beyond our control. Given these uncertainties, you should not place undue reliance on our forward-looking statements. For additional information regarding these and other risks and uncertainties, that could cause actual results to differ materially from those contained in our forward-looking statements, please refer to “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission (“SEC”) on February 29, 2024 and any risk factors contained in subsequent quarterly and annual reports we file with the SEC. Our forward-looking statements represent our estimates and assumptions only as of the date of this report. Except as required by law, we are under no obligation to update any forward-looking statement as a result of new information, future events, or otherwise, except as required by law.

U.S. Physical Therapy Press Release	Page 6
May 7, 2024

GLOSSARY OF TERMS – REVENUE METRICS

Mature clinics are clinics opened or acquired prior to January 1, 2023, and are still operating as of the balance sheet date.

Net rate per patient visit is net patient revenue related to our physical therapy operations divided by total number of patient visits (defined below) during the periods presented.

Patient visits is the number of unique patient visits during the periods presented.

Average daily visits per clinic is patient visits divided by the number of days in which normal business operations were conducted during the periods presented and further divided by the average number of clinics in operation during the periods presented.

ABOUT U.S. PHYSICAL THERAPY, INC.

Founded in 1990, U.S. Physical Therapy, Inc. currently operates 683 outpatient physical therapy clinics in 42 states. The Company’s clinics provide preventative and post-operative care for a variety of orthopedic-related disorders and sports-related injuries, treatment for neurologically related injuries and rehabilitation of injured workers. In addition to owning and operating clinics, the Company manages 41 physical therapy facilities for unaffiliated third parties, including hospitals and physician groups. The Company also has an industrial injury prevention services business which provides onsite services for clients’ employees including injury prevention and rehabilitation, performance optimization, post-offer employment testing, functional capacity evaluations, and ergonomic assessments.

More information about U.S. Physical Therapy, Inc. is available at www.usph.com. The information included on that website is not incorporated into this press release.

U.S. Physical Therapy Press Release	Page 7
May 7, 2024
U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Three Months Ended
	March 31, 2024	March 31, 2023

Net patient revenue	$131,075	$126,581
Other revenue	24,600	21,928
Net revenue	155,675	148,509
Operating cost:
Salaries and related costs	93,731	86,040
Rent, supplies, contract labor and other	31,916	30,100
Provision for credit losses	1,627	1,512
Total operating cost	127,274	117,652

Gross profit	28,401	30,857

Corporate office costs	14,085	13,859
Operating income	14,316	16,998

Other income (expense):
Interest expense, debt and other	(1,968)	(2,560)
Interest income from investments	1,543	64
Change in fair value of contingent earn-out consideration	612	(698)
Change in revaluation of put-right liability	(80)	(149)
Equity in earnings of unconsolidated affiliate	271	274
Relief Funds	-	467
Other	62	-
Total other income (expense)	440	(2,602)

Income before taxes	14,756	14,396

Provision for income taxes	3,139	2,969
Net income	11,617	11,427

Less: Net income attributable to non-controlling interest:
Redeemable non-controlling interest - temporary equity	(2,227)	(2,720)
Non-controlling interest - permanent equity	(1,344)	(1,297)
	(3,571)	(4,017)

Net income attributable to USPH shareholders	$8,046	$7,410

Basic and diluted earnings per share attributable to USPH shareholders (1)	$0.46	$0.58

Shares used in computation - basic and diluted	15,017	13,025

Dividends declared per common share	$0.44	$0.43

(1) See page 12 of this press release for the calculation of basic and diluted earnings per share.

U.S. Physical Therapy Press Release	Page 8
May 7, 2024

U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(IN THOUSANDS)

	Three Months Ended
	March 31, 2024	March 31, 2023

Net income	$11,617	$11,427
Other comprehensive gain (loss):
Unrealized gain (loss) on cash flow hedge	1,781	(1,817)
Tax effect at statutory rate (federal and state)	(455)	464
Comprehensive income	$12,943	$10,074

Comprehensive income attributable to non-controlling interest	(3,571)	(4,017)
Comprehensive income attributable to USPH shareholders	$9,372	$6,057

U.S. Physical Therapy Press Release	Page 9
May 7, 2024

U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(IN THOUSANDS, EXCEPT SHARES AND PER SHARE AMOUNTS)
	March 31, 2024	December 31, 2023
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$132,290	$152,825
Patient accounts receivable, less provision for credit losses of $2,936 and $2,736, respectively	55,363	51,866
Accounts receivable - other	21,774	17,854
Other current assets	11,715	10,830
Total current assets	221,142	233,375
Fixed assets:
Furniture and equipment	65,550	63,982
Leasehold improvements	47,458	46,941
Fixed assets, gross	113,008	110,923
Less accumulated depreciation and amortization	(86,757)	(84,821)
Fixed assets, net	26,251	26,102
Operating lease right-of-use assets	102,113	103,431
Investment in unconsolidated affiliate	12,160	12,256
Goodwill	534,271	509,571
Other identifiable intangible assets, net	116,888	109,682
Other assets	4,431	2,821
Total assets	$1,017,256	$997,238

LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST, USPH SHAREHOLDERS’ EQUITY AND NON-CONTROLLING INTEREST
Current liabilities:
Accounts payable - trade	$4,866	$3,898
Accrued expenses	53,749	55,344
Current portion of operating lease liabilities	34,699	35,252
Current portion of term loan and notes payable	9,222	7,691
Total current liabilities	102,536	102,185
Notes payable, net of current portion	804	1,289
Term loan, net of current portion and deferred financing costs	135,945	137,702
Deferred taxes	27,337	24,815
Operating lease liabilities, net of current portion	75,680	76,653
Other long-term liabilities	2,988	2,356
Total liabilities	345,290	345,000

Redeemable non-controlling interest - temporary equity	190,733	174,828

Commitments and Contingencies

U.S. Physical Therapy, Inc. ("USPH") shareholders’ equity:
Preferred stock, $.01 par value, 500,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $.01 par value, 20,000,000 shares authorized,
17,282,822 and 17,202,291 shares issued, respectively	172	172
Additional paid-in capital	283,546	281,096
Accumulated other comprehensive gain	4,108	2,782
Retained earnings	223,573	223,772
Treasury stock at cost, 2,214,737 shares	(31,628)	(31,628)
Total USPH shareholders’ equity	479,771	476,194
Non-controlling interest - permanent equity	1,462	1,216
Total USPH shareholders' equity and non-controlling interest - permanent equity	481,233	477,410
Total liabilities, redeemable non-controlling interest,
USPH shareholders' equity and non-controlling interest - permanent equity	$1,017,256	$997,238

U.S. Physical Therapy Press Release	Page 10
May 7, 2024
U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)
	Three Months Ended
	March 31, 2024	March 31, 2023
OPERATING ACTIVITIES
Net income, including non-controlling interest	$11,617	$11,427
Adjustments to reconcile net income including non-controlling interest to net cash provided by operating activities:
Depreciation and amortization	4,095	3,788
Provision for credit losses	1,627	1,512
Equity-based awards compensation expense	1,997	1,806
Amortization of debt issue costs	106	106
Change in deferred income taxes	1,943	221
Change in revaluation of put-right liability	80	149
Change in fair value of contingent earn-out consideration	(612)	698
Equity of earnings in unconsolidated affiliate	(271)	(274)
Loss on sale of fixed assets	5	-
Other	-	19
Changes in operating assets and liabilities:
Increase in patient accounts receivable	(5,124)	(5,999)
Increase in accounts receivable - other	(3,985)	(796)
(Decrease) increase in other current and long-term assets	(433)	1,897
Decrease in accounts payable and accrued expenses	(6,678)	(1,846)
Increase (decrease) in other long-term liabilities	52	(1,359)
Net cash provided by operating activities	4,419	11,349

INVESTING ACTIVITIES
Purchase of fixed assets	(1,838)	(2,059)
Purchase of majority interest in businesses, net of cash acquired	(15,971)	(5,796)
Purchase of redeemable non-controlling interest, temporary equity	(2,702)	(5,178)
Purchase of non-controlling interest, permanent equity	(498)	-
Proceeds on sale of non-controlling interest, permanent equity	23	-
Proceeds on sale of partnership interest - redeemable non-controlling interest, temporary equity	67	107
Distributions from unconsolidated affiliate	367	245
Other	88	-
Net cash used in investing activities	(20,464)	(12,681)

FINANCING ACTIVITIES
Proceeds from revolving facility	-	7,000
Distributions to non-controlling interest, permanent and temporary equity	(3,160)	(3,297)
Principal payments on notes payable	(392)	(422)
Payments on term loan	(938)	(938)
Net cash (used in) provided by financing activities	(4,490)	2,343

Net (decrease) increase in cash and cash equivalents	(20,535)	1,011
Cash and cash equivalents - beginning of period	152,825	31,594
Cash and cash equivalents - end of period	$132,290	$32,605

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the period for:
Income taxes	$367	$442
Interest paid	1,844	1,377
Non-cash investing and financing transactions during the period:
Purchase of interest in businesses - seller financing portion	500	360
Notes payable related to purchase of redeemable non-controlling interest, temporary equity	-	611
Offset of notes receivable associated with purchase of redeemable non-controlling interest	75	-
Notes receivable related to sale of redeemable non-controlling interest, temporary equity	315	532
Notes receivable related to the sale of non-controlling interest, permanent equity	243	-
Dividends payable to USPH shareholders	$6,630	$5,617

U.S. Physical Therapy Press Release	Page 11
May 7, 2024

U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
ADJUSTED EBITDA AND OPERATING RESULTS

The following tables provide details of the basic and diluted earnings per share computation and reconcile net income attributable to USPH shareholders calculated in accordance with GAAP to Adjusted EBITDA and Operating Results (non-GAAP measures). Management believes providing Adjusted EBITDA and Operating Results to investors is useful information for comparing the Company's period-to-period results as well as for comparing with other similar businesses since most do not have redeemable instruments and therefore have different equity structures. Management uses Adjusted EBITDA and Operating Results, which eliminate certain items described above that can be subject to volatility and unusual costs, as the principal measures to evaluate and monitor financial performance period over period.

Adjusted EBITDA, a non-GAAP measure, is defined as net income attributable to USPH shareholders before interest income, interest expense, taxes, depreciation, amortization, change in fair value of contingent earn-out consideration, Relief Funds, changes in revaluation of put-right liability, equity-based awards compensation expense, other income and related portions for non-controlling interests.

Operating Results, a non-GAAP measure, equals net income attributable to USPH shareholders less, changes in revaluation of a put-right liability, Relief Funds, changes in fair value of contingent earn-out consideration, and any allocations to non-controlling interests, all net of taxes. Operating Results per share also excludes the impact of the revaluation of redeemable non-controlling interest and the associated tax impact.

Adjusted EBITDA and Operating Results are not measures of financial performance under GAAP. Adjusted EBITDA and Operating Results should not be considered in isolation or as an alternative to, or substitute for, net income attributable to USPH shareholders presented in the consolidated financial statements.

U.S. Physical Therapy Press Release	Page 12
May 7, 2024

U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
ADJUSTED EBITDA, OPERATING RESULTS AND EARNINGS PER SHARE
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Three Months Ended
	March 31, 2024	March 31, 2023
	(In thousands, except per share data)
Adjusted EBITDA (a non-GAAP measure)
Net income attributable to USPH shareholders	$8,046	$7,410
Adjustments:
Provision for income taxes	3,139	2,969
Depreciation and amortization	4,095	3,788
Interest expense, debt and other, net	1,968	2,560
Interest income from investments	(1,543)	(64)
Equity-based awards compensation expense	1,997	1,806
Change in revaluation of put-right liability	80	149
Change in fair value of contingent earn-out consideration	(612)	698
Relief Funds	-	(467)
Other income	(62)	-
Allocation to non-controlling interests	(432)	(371)
	$16,676	$18,478

Operating Results (a non-GAAP measure)
Net income attributable to USPH shareholders	$8,046	$7,410
Adjustments:
Change in fair value of contingent earn-out consideration	(612)	698
Change in revaluation of put-right liability	80	149
Relief Funds	-	(467)
Allocation to non-controlling interests	-	33
Tax effect at statutory rate (federal and state)	136	(105)
	$7,650	$7,718

Operating Results per share (a non-GAAP measure)	$0.51	$0.59

Earnings per share
Computation of earnings per share - USPH shareholders:
Net income attributable to USPH shareholders	$8,046	$7,410
Charges to retained earnings:
Revaluation of redeemable non-controlling interest	(1,439)	119
Tax effect at statutory rate (federal and state)	368	(30)
	$6,975	$7,499

Earnings per share (basic and diluted)	$0.46	$0.58

Shares used in computation - basic and diluted	15,017	13,025

U.S. Physical Therapy Press Release	Page 13
May 7, 2024

U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
SUPPLEMENTAL FINANCIAL AND PERFORMANCE METRICS

Revenue Metrics
	Number of Clinics		Net Rate Per Patient Visit (1)		Patient Visits (1)		Average Daily Visits Per Clinic (1)
	2024	2023	2024	2023	2024	2023	2024	2023
First Quarter	679	647	$103.37	$103.12	1,268,002	1,227,490	29.5	29.8
Second quarter		656		$102.03		1,267,140		30.4
Third quarter		672		$102.37		1,242,954		29.7
Fourth quarter		671		$103.68		1,267,842		29.9
Year		671		$102.80		5,005,426		30.0

(1)	See definition of the metrics above in the Glossary of Terms – Revenue Metrics on page 6.

Clinic Count Roll Forward
	Three Months Ended
	March 31, 2024	March 31, 2023
Number of clinics, beginning of period	671	640
Additions	14	8
Closed or sold	(6)	(1)
Number of clinics, end of period	679	647